SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                   -------------------------------------------


                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                                 Date of Report
                       (Date of earliest event reported):

                                  May 24, 1999

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                             THERMOTREX CORPORATION
             (Exact name of Registrant as specified in its charter)


Delaware                        1-10791                   52-1711436
(State or other               (Commission              (I.R.S. Employer
jurisdiction of               File Number)             Identification Number)
incorporation or
organization)


10455 Pacific Center Court
San Diego, California                                       92121
 (Address of principal executive offices)                 (Zip Code)


                                 (619) 646-5300
                         (Registrant's telephone number
                              including area code)

      This Form 8-K contains forward-looking statements that involve a number of risks and uncertainties. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth under the heading "Forward-looking Statements" in Exhibit 13 to ThermoTrex Corporation's Annual Report on Form 10-K for the year ended October 3, 1998, as amended. These include risks and uncertainties relating to: development and commercialization of products under development, market acceptance, difficulty in retaining qualified management and personnel, dependence on capital spending policies, government contracts, decreases in military weapons spending, compliance with government regulations, the need for regulatory approvals, healthcare reform and uncertainty of patient reimbursement,  intense  competition,  ability  to retain  qualified  personnel, dependence on patents and proprietary rights, dependence on significant relationships, potential product liability, risks associated with the Registrant's acquisition and spinout strategy, and the potential impact of the year 2000 on processing date-sensitive information.

Item 5.     Other Events

      On May 24, 1999, the Registrant issued a press release stating that its parent corporation, Thermo Electron Corporation ("Thermo Electron"), has proposed the merger of the Registrant into Thermo Electron. The Registrant would become a wholly owned subsidiary of Thermo Electron. Public shareholders of the Registrant would receive shares of the common stock, $1.00 par value per share, of Thermo Electron in exchange for their shares of the common stock of the Registrant.

      This proposal is subject to numerous conditions, including establishment of a price and exchange ratio, confirmation of anticipated tax consequences, approval by the board of directors of the Registrant (including its independent directors), negotiation and execution of a definitive merger agreement, completion of review by the Securities and Exchange Commission of certain required filings regarding the proposed transaction, and receipt of a fairness opinion from an investment banking firm.

      The Registrant also announced that, prior to the consummation of a merger with Thermo Electron, it plans to sell, in a private transaction, approximately
3.7 million newly issued shares of common stock to Thermo Electron. Such shares will be issued from the Registrant's authorized but unissued shares. The purpose of this sale is to increase Thermo Electron's ownership of the Registrant to more than 80 percent, which will allow the Registrant and Thermo Electron to file consolidated tax returns. The price will be established at the time of sale by a committee of the board of directors of the Registrant.

      In addition, the Registrant announced that it will record pretax restructuring and other charges totaling approximately $105 million. The majority of these charges will be recorded in the third fiscal quarter, which ends July 3, 1999, and primarily relate to restructuring at the Registrant's ThermoLase Corporation ("ThermoLase") subsidiary and its Trex Medical
Corporation ("Trex Medical") subsidiary. The charges at ThermoLase consist of write-offs relating to the sale or closure of its spas, write-offs relating to lasers, and the termination of various international joint venture arrangements. Restructuring expenses at Trex Medical consist of charges relating primarily to the decision to close two of Trex Medical's four domestic manufacturing facilities after relocating these operations, as previously announced. In addition, the Registrant will record a write-off of goodwill resulting from these and related actions.

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits

      (a) Financial Statements of Business Acquired: not applicable.

      (b)   Pro Forma Financial Information: not applicable.

      (c)   Exhibits: not applicable.

                                    SIGNATURE



      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on this 25th day of May, 1999.



                                        THERMOTREX CORPORATION


                                        By:  /s/ Theo Melas-Kyriazi
                                             Theo Melas-Kyriazi
                                             Chief Financial Officer